As filed with the Securities and Exchange Commission on May 6, 2014
Registration No. 333-
_______________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

JACOBS ENGINEERING GROUP INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-4081636
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

155 North Lake Avenue
Pasadena, California 91101
(626) 578-3500
(Address of principal executive offices) (zip code)
_____________________

JACOBS ENGINEERING GROUP INC.
1999 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
(Full title of the plan)
______________________

John W. Prosser, Jr.
155 North Lake Avenue
Pasadena, California 91101
(Name and address of agent for service)

(626) 578-3500
(Telephone number, including area code, of agent for service)

Copy to:
Karen E. Bertero, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
(213) 229-7000
Indicate by check-mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, par value $1.00 per share	4,250,000	$56.76	$241,230,000	$31,070.43

(1)
This Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as amended and restated.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Calculated pursuant to Rule 457(c) and 457(h) of the Securities Act based upon the average of the high and low prices of the common stock, par value $1.00 per share, of the Registrant on the New York Stock Exchange on April 29, 2014, which was $56.76.

INTRODUCTION
This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 4,250,000 shares of Common Stock of Jacobs Engineering Group Inc., a Delaware corporation (the “Company” or the “Registrant”), issuable to eligible persons under the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as amended and restated. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statements on Form S-8 (No. 333-38974, No. 333-107344, No. 333-123448, No. 333-157014 and No. 333- 187677 filed June 9, 2000, July 25, 2003, March 18, 2005, January 29, 2009 and April 2, 2013 respectively), filed with the Securities and Exchange Commission, together with all exhibits filed therewith or incorporated therein by reference, and the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2013, filed with the Securities and Exchange Commission on November 22, 2013, including the financial statements set forth therein.
Item 8. Exhibits.
The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, State of California, as of May 2, 2014.

JACOBS ENGINEERING GROUP INC.
By:	/S/ Craig L. Martin
Craig L. Martin
President, Chief Executive Officer, and Director (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Craig L. Martin and John W. Prosser, Jr., and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement (including any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Craig L. Martin	President, Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2014
Craig L. Martin
/S/ Noel G. Watson	Director and Chairman of the Board	May 2, 2014
Noel G. Watson
/S/ Joseph R. Bronson	Director	May 2, 2014
Joseph R. Bronson
/S/ John F. Coyne	Director	May 2, 2014
John F. Coyne
/S/ Juan Jose Suarez Coppel	Director	May 2, 2014
Juan José Suárez Coppel
/S/ Robert C. Davidson, Jr.	Director	May 2, 2014
Robert C. Davidson, Jr.
/S/ Ralph E. Eberhart	Director	May 2, 2014
Ralph E. Eberhart
/S/ Edward V. Fritzky	Director	May 2, 2014
Edward V. Fritzky
Director
Linda Fayne Levinson
/S/ Peter J. Robertson	Director	May 2, 2014
Peter J. Robertson
/S/ Christopher M.T. Thompson	Director	May 2, 2014
Christopher M.T. Thompson

Signature	Title	Date

/S/ John W. Prosser, Jr.	Executive Vice President, Finance and Administration and Treasurer (Principal Financial Officer)	May 2, 2014
John W. Prosser, Jr.
/S/ Nazim G. Thawerbhoy	Senior Vice President and Controller (Principal Accounting Officer)	May 2, 2014
Nazim G. Thawerbhoy

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1
Amended and Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on January 28, 2014 and incorporated herein by reference.

3.2	Amended and Restated Bylaws of the Registrant. Filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed on January 28, 2014 and incorporated herein by reference.
4.1
Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as amended and restated to date. Filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed on January 28, 2014 and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (contained on signature page hereto).

*    Filed herewith.